EXHIBIT 99.2

                       RICK'S CABARET INTERNATIONAL, INC.
           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The unaudited pro forma condensed combined financial statements have been prepared to give effect to Rick's Cabaret International, Inc.'s ("Rick's") acquisition of Peregrine Enterprises, Inc., a New York corporation
("Peregrine"). On January 18, 2005, Rick's wholly owned subsidiary, RCI Entertainment (New York), Inc., a New York corporation ("RCI New York") completed the acquisition of Peregrine pursuant to a Stock Purchase Agreement with Peregrine's sole stockholder, Philip Eisenberg (the "Stock Purchase Agreement"). Under the terms of the Stock Purchase Agreement, RCI New York purchased all of the shares of common stock of Peregrine for a total purchase price of $7,775,000, payable $2,500,000 in cash at closing, $5,125,000 payable in a secured convertible promissory note bearing simple interest at the rate of 4.0% per annum (the "Secured Convertible Note"), part of which is convertible to restricted shares of Rick's common stock at prices ranging from $4.00 to $7.50 per share, and $150,000 of transaction costs. As part of the transaction, Mr. Eisenberg also entered into a five-year covenant not to compete with Peregrine, RCI New York or Rick's.

On  November  15  and  17,  2004,  Rick's  borrowed  $590,000  and  $1,042,000, respectively, from a financial institution at an annual interest rate of 10% over a 10 year term. On November 30, 2004, the Company borrowed $900,000 from an unrelated individual at an 11% annual interest rate over a 10 year term. On December 30, 2004, the Company borrowed $1,270,000 from a financial institution at an annual interest rate of 10% over a 10 year term. The money received from this financing is being used for the acquisition and renovation of the New York club (collectively referred to as "New York Club Debt").

The pro forma condensed balance sheet gives effect to the Peregrine acquisition as if it had occurred on December 31, 2004 combining the balance sheets of Rick's and Peregrine as of that date. The pro forma condensed statements of operations for the three months ended December 31, 2004 and for the year ended September 30, 2004 give effect to the acquisition as if it had occurred on October 1, 2003 combining the results of Rick's for the three months ended December 31, 2004 and the year ended September 30, 2004 with those of Peregrine for the three months ended December 31, 2004 and for the year ended December 31, 2004.

The pro forma statements of operations for the three months ended December 31, 2004 and for the year ended September 30, 2004 include appropriate adjustments for amortization, interest and other items related to the transaction. The pro forma adjustments are based on preliminary appraisal results, estimates, available information and certain assumptions that management deems appropriate. The pro forma financial information is unaudited and does not purport to represent the results that would have been obtained had the transactions occurred at October 1, 2003, as assumed, nor does it purport to present the results which may be obtained in the future.

                       RICK'S CABARET INTERNATIONAL, INC.
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                DECEMBER 31, 2004
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)


                                                 RICK'S    PEREGRINE      PRO FORMA      PRO FORMA
                                                                       ADJUSTMENT (A)    COMBINED
                                                --------  -----------  ---------------  -----------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                       $ 3,438   $       14   $       (2,500)  $      952
Accounts receivable, net                             72            8                -           80
Other receivables, net                              201            -                -          201
Marketable securities                                78            -                -           78
Inventories                                         249            2               (2)         249
Prepaid expense and other current assets          1,029           23               28        1,080
                                                --------  -----------  ---------------  -----------

        TOTAL CURRENT ASSETS                      5,067           47           (2,474)       2,640

Property and equipment, net                       9,261            6               (6)       9,261
Goodwill                                          1,983            -                -        1,983
Other assets                                        448           77                -          525
Intangible assets                                     -            -            7,854        7,854
                                                --------  -----------  ---------------  -----------

        TOTAL ASSETS                            $16,759   $      130   $        5,374   $   22,263
                                                ========  ===========  ===============  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable - trade                        $   233   $      131   $         (131)  $      233
Bank overdraft                                        -          206             (206)           -
Accrued expenses                                    505          216              (66)         655
Current portion of long-term debt                   572            -                -          572
Line-of-credit                                        -           87              (87)           -
                                                --------  -----------  ---------------  -----------

        TOTAL CURRENT LIABILITIES                 1,310          640             (490)       1,460

Deferred gain on sale of subsidiary                 164            -                -          164
Long-term debt less current portion               7,150            -            5,125       12,275
Deferred rent                                         -          229                -          229
Other non-current liabilities                         -            6               (6)           -
                                                --------  -----------  ---------------  -----------

        TOTAL LIABILITIES                         8,624          875            4,629       14,128

COMMITMENTS AND CONTINGENCIES                         -            -                -            -

MINORITY INTERESTS                                   40            -                -           40

STOCKHOLDERS' EQUITY:
Preferred stock, $.10 par, 1,000,000 shares
   authorized; none outstanding                       -            -                -            -
Common stock, $.01 par, 15,000,000 shares
   authorized; 4,608,678 outstanding                 46            -                -           46
   Additional paid-in capital                    11,273            -                -       11,273
   Accumulated other comprehensive income            65            -                -           65
   Accumulated deficit                           (1,995)           5               (5)      (1,995)
   Less 908,530 shares of common stock held in
      treasury, at cost                          (1,294)        (750)             750       (1,294)
                                                --------  -----------  ---------------  -----------

        TOTAL STOCKHOLDERS' EQUITY                8,095         (745)             745        8,095
                                                --------  -----------  ---------------  -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $16,759   $      130   $        5,374   $   22,263
                                                ========  ===========  ===============  ===========


                              RICK'S CABARET INTERNATIONAL, INC.
                     PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                             THREE MONTHS ENDED DECEMBER 31, 2004
                         (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)


                                                                 PRO FORMA       PRO FORMA
                                         RICK'S    PEREGRINE    ADJUSTMENTS      COMBINED
                                        --------  -----------  ---------------  -----------
TOTAL REVENUE                           $ 3,669   $      486   $          -     $    4,155

Operating expenses:
  Cost of goods sold                        472           20              -            492
  Salaries and wages                      1,344          155              -          1,499
  Other general and administrative        1,774          461             11   B      2,246
                                        --------  -----------  ---------------  -----------


TOTAL OPERATING EXPENSES                  3,590          636             11          4,237
                                        --------  -----------  ---------------  -----------

Operating income (loss)                      79         (150)           (11)           (82)

Other expense, net                          (85)          (6)           (51)  C       (210)
                                                                        (68)  D
                                        --------  -----------  ---------------  -----------

Net loss                                $    (6)  $     (156)  $       (130)    $     (292)
                                        ========  ===========  ===============  ===========

Net loss per share:
  Basic and diluted                     $ (0.00)                                $    (0.08)
                                        ========                                ===========


Weighted average shares outstanding:      3,700                                      3,700
                                        ========                                ===========

                               RICK'S CABARET INTERNATIONAL, INC.
                      PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                 YEAR ENDED SEPTEMBER 30, 2004 *
                          (IN THOUSANDS, EXCEPT PER SHARE INFORMATION)


                                                                   PRO FORMA      PRO FORMA
                                         RICK'S    PEREGRINE *    ADJUSTMENTS     COMBINED
                                        --------  -------------  -------------  -----------
TOTAL REVENUE                           $15,960   $      2,236   $          -   $   18,196

Operating expenses:
  Cost of goods sold                      1,983            114              -        2,097
  Salaries and wages                      5,491            647              -        6,138
  Other general and administrative        7,420          1,694             45   B    9,159
                                        --------  -------------  -------------  -----------


TOTAL OPERATING EXPENSES                 14,894          2,455             45       17,394
                                        --------  -------------  -------------  -----------

Operating income (loss)                   1,066           (219)           (45)         802

Other expense, net                         (291)            (9)          (205)  C     (894)
                                                                         (389)  D
                                        --------  -------------  -------------  -----------

Net income (loss)                       $   775   $       (228)  $       (639)  $      (92)
                                        ========  =============  =============  ===========
Net income (loss) per share:
  Basic and diluted                     $  0.21                                 $    (0.02)
                                        ========                                ===========


Weighted average shares outstanding:      3,700                                      3,700
                                        ========                                ===========

* Amounts for Peregrine are for the year ended December 31, 2004

                       RICK'S CABARET INTERNATIONAL, INC.
      NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS


UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET ADJUSTMENT

(A) Records the Peregrine acquisition, including: (1) payment of $2,500,000 in cash and Secured Convertible Note issued of $5,125,000 in exchange for the Common Stock, (2) transaction costs of $150,000 (3) removal of Peregrine stockholder's equity. For pro forma purposes the total consideration is estimated at $7,775,000.

     This acquisition was accounted for as a purchase with the total consideration preliminarily allocated to the assets and liabilities assumed as follows:

                                                 AMOUNT
     DESCRIPTION                             (IN THOUSANDS)

     Total consideration:
       Cash                                  $        2,500
       Issuance of Secured Convertible Note           5,125
       Estimated transaction costs                      150
                                             ---------------
                                             $        7,775
                                             ===============

     Allocation:
       Current asset                         $           73
       Non-current assets                                77
       Discounted lease                                 446
       Non-compete agreement                            100
       Sexually oriented business license             7,308
       Current Liabilities                             (229)
                                             ---------------
                                             $        7,775
                                             ===============

     The foregoing allocations are based on estimated fair values and are subject to adjustment. Fair values of assets acquired were determined based on management's valuation.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS

(B) Records adjustment to amortization expense to reflect increase for new basis of identifiable intangible assets including discounted lease, non-compete agreement and sexually oriented business license. Discounted lease is amortized straight-line over an 18-year life. Non-compete agreement is amortized straight-line over a five-year life. Sexually oriented business license is considered to have an indefinite life and is not amortized.

(C) Records adjustment to interest expense to reflect the payment of interest for Rick's $5,125,000 Secured Convertible Note arising from the Peregrine acquisition.

(D) Records adjustment to interest expense to reflect the payment of interest of Rick's $3,802,000 New York Club Debt arising related to the Peregrine acquisition.